Exhibit 99.1
Investor Presentation February 2011

Business Overview Refining. Marketing. Retail.

Diversified Downstream Energy Company Breadth of Exposure Across Refining, Wholesale Marketing and Retail Distribution Inland, moderate complexity Gulf Coast refinery - production capacity of 60,000 BPD Refining Segment ) Owned product terminals and pipeline assets in West Texas Marketing Segment Operate 420 convenience stores - own ~60% of underlying real estate Retail Segment 3 Refining and Wholesale Presence Retail Distribution Presence Refining & Marketing Assets in Texas; Retail Network Spans Throughout the Southeastern U.S.

Refining Segment Operational Update

Refining Segment | Operational Update Elevated benchmark 5-3-2 Gulf Coast crack spread supported by strong distillate economics early in 2011 5 Strong Gulf Coast Refining Economics Entering 2011 Spreads between WTI and LLS/Brent/Mars have widened substantially during the first quarter 2011 Access To WTI is a Key Competitive advantage Long-term focus on producing higher value products such as ULSD and gasoline Focused on producing more high- value specialty products 100% of production at Tyler is sold into the local market Niche Market Position Remains Intact Regulatory spending at Tyler largely complete Anticipate Tyler CAPEX will be ~$20 million in 2011(1) Lower Capital Spending Requirements Expected In 2011 (1) As indicated in the Company's latest form 10-Q

Tyler Refinery Is A Niche, Inland Asset Tyler Refinery 60,000 barrels per day Niche, Inland Refiner In PADD III ) 9.4 complexity; equipped with a delayed coking unit High Conversion, Moderate Complexity Process local crudes such as West Texas Intermediate and East Texas Crude Processes Mostly Light Sweet Crudes 6 Generally produces more than 90% light products; sold at rack in Tyler market Production Sold Into Local Niche Market Tyler Refinery Refinery Product Slate(2) (1) Crude slate data for the full-year 2009, as indicated in the Company's latest 10-K (2) Nine Months Ended September 30, 2010 Tyler Refinery Crude Slate(1) (CHART) (CHART)

WTI Priced At A Discount To Competing Crudes The cost to purchase WTI is significantly below that of competing crudes Substantial widening of crude differentials ) Cheaper crude lowers the cost of production, benefiting refining margin Wider differentials benefit refiners processing WTI 7 (CHART) WTI Is Nearly $16/bbl Cheaper Than LLS Year-To-Date 2011(1) Source: Bloomberg; YTD 2011 is thru February 22, 2011 Refiners Able to Purchase and Process WTI Are Currently At A Distinct Competitive Advantage

WTI Contango Market Structure Favors Tyler WTI Contango Benefit Effectively Reduces Tyler's Cost of Crude Oil Tyler historically has purchased mostly WTI - an inexpensive local crude Purchase Light, Sweet, Domestic Crudes ) Serves as a reduction to our cost of goods; additive to refining margin Contango Lessens Our Cost of Crude 8 WTI Differential To CMA NYMEX(1) Quarterly contango calculation derived from Argus Media (trade) month average prices *March 2011 trade-month-to-date data is as of February 18, 2011 (CHART)

Crude Inventories At Cushing Remain Elevated 9 (CHART) Operable Crude Oil Storage Capacity at Cushing, OK Has Risen In Recent Months(1) Source: EIA; assumes estimated operable storage capacity of 44 mil barrels

Contango Benefits The Theoretical Benchmark Building a Theoretical Benchmark High-Sulfur Diesel 5-3-2 Gulf Coast Crack Spread + Contango Benefit = Benchmark "Theoretical" Benchmark For Tyler 10 High-Sulfur Diesel 5-3-2 Gulf Coast Crack Spread, Including Contango Benefit *Source: WTI Backwardation/Contango data is published and supplied by Argus Media; all crack spread data supplied by Platts; February 2011 month-to-date crack spread data is as of February 21, 2011. (CHART)

Refining Benchmark Well Above Historical Levels 11 Gulf Coast 5-3-2 Crack Spread/bbl Reached Multi-Year High During January and February 2011(1) (1) Source: Platts; February 2011 data is thru February 21, 2011 Elevated Gulf Coast 5-3-2 Crack Spread In January and February Strong Refining Economics Entering 2011 Improved Benchmark Refining Economics During Early 2011 More than $6/bbl Above 4-Yr Trailing Average in January More than $10/bbl Above 4-Yr Trailing Average In February (CHART)

Expected Decline in Capital Spending At Tyler Tyler Capital Spending Forecast To Decline To Multi-Year Low In 2011 Invested more than $400 million in CAPEX at Tyler (2006-2010) Regulatory Spending Largely Complete ) Refining segment historically 65-90% of total annual Delek US CAPEX Net-Positive For Non-Refining Segments 2011 CAPEX in refining segment expected to be approximately $20 million(1) 2011 Refining CAPEX Lowest Since IPO 12 Actual and Projected Capital Spending at Tyler ($MM) (1) As indicated in the latest form 10-Q (CHART)

Retail Segment Operational Update

Retail Segment | Operational Update Same-store merchandise sales benefit from new product offerings and food service 14 Recovery In Same-Store Merchandise Sales Recovery in Vehicle Miles Traveled; no major supply disruptions; more affordable fuel at the pump Lower Fuel Prices Helped Fuel Demand Adding Quick Service Restaurant concepts to locations - positioning MAPCO as a fresh food destination point Food Service Initiative Gaining Momentum Introduced dozens of new private label SKUs that generate higher average gross profit margin Private Label Initiative - A Key Margin Driver Focused on enhancing the look/feel and branding of older locations to attract broader demographic Store Reimaging Program Successful - Remains a Key Focus Intend to build 10-20 stores per annum during the next five years in both existing and new markets Multi-Year New Store Construction Program Begins In 2011(1) (1) As indicated on the Company's Third Quarter 2010 Earnings Conference Call dated November 4, 2010

Cyclical Recovery In Same-Store Sales Key Factors Affecting Same-Store Sales Relevant Factors: Location, size, appeal, offering, affordability, people Same-Store Merchandise Sales ) Relevant Factors: Commodity prices, weather, supply disruptions Same-Store Gallons Sold 15 Same-Store Merchandise Sales (Y/Y % Change) Same-Store Fuel Gallons Sold (Y/Y % Change) (CHART) (CHART)

Store Reimaging & New Construction Initiatives Elevate MAPCO Brand Through Store Remodeling and New Construction ) Construct 10-20 new stores per annum in the 2011-2015 timeframe(1) Five-Year New Store Construction Plan 16 Multi-Year Remodeling & Construction Initiative Comments as indicated on the Third Quarter 2010 earnings conference call dated November 4, 2010 As of September 30, 2010 ) Newly built or reimaged locations = 30% of store network(2) Store Reimaging Plan On Track (CHART)

Marketing Segment Operational Update

Marketing Segment | Operational Update Wholesale Marketing In West Texas Owned (San Angelo, Abilene, Tyler); Third-Party (Aledo, Odessa, Big Spring, Frost) Product Marketing Terminals ) Owned and leased pipelines transport crude to Tyler refinery Supply Synergies With Tyler 18 Total Sales Volumes (BPD) ) Annual CAPEX less than $1 million per year 2006-2010 Minimal CAPEX requirements ) Positive contribution margin every quarter since 2006 Consistent Contribution Margin Consistent Contribution Margin ($MM) (CHART) (CHART) *2010 YTD is defined as the nine months period ended September 30, 2010